                                                                       EXHIBIT 5

                         PORTER, WRIGHT, MORRIS & ARTHUR
                         ATTORNEYS AND COUNSELORS AT LAW
                              41 SOUTH HIGH STREET
                            COLUMBUS, OHIO 43215-6194
                             Telephone: 614-227-2000
                                Fax: 614-227-2100

                               September 15, 1997

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

         Re:      Acquisition of The Bank of Winter Park

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Huntington Bancshares Incorporated ("Huntington") with the Securities and Exchange Commission relating to the registration of 550,000 shares of Huntington's common stock, without par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of The Bank of Winter Park, a Florida banking corporation ("Winter Park"), with and into The Huntington National Bank, a wholly owned subsidiary of Huntington ("HNB"), we advise you as follows:

         We are counsel for Huntington and HNB and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated May 22, 1997, between HNB and Winter Park, and the related Supplemental Agreement, dated May 22, 1997, among Huntington, HNB, and Winter Park (collectively, the "Merger Documents"), Huntington's Articles of Restatement of Charter, Huntington's Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger Documents by the shareholders of Winter Park;

         (b) upon the approval of the Merger by the Office of the Comptroller of the Currency and the expiration of all applicable waiting periods;

         (c) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

         (d) upon the "Effective Time," as defined in the Merger Documents;

the Stock, when issued and delivered as provided in the Merger Documents in accordance with the resolutions adopted by the Board of Directors of Huntington, will be legally issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                         Very truly yours,

                                         /s/ PORTER, WRIGHT, MORRIS & ARTHUR
                                         PORTER, WRIGHT, MORRIS & ARTHUR